Exhibit 99.1

Epic Bancorp

Press Release

July 22, 2004

Epic Bancorp
851 Irwin Street
San Rafael, CA 94901
(415) 460-2760

July 22, 2004

Contact:  Kit M. Cole, Chairman, CEO 415-460-2760

For Immediate Release

Epic Bancorp Announces Second Quarter Earnings,

Tamalpais Bank Awarded “Outstanding” CRA Rating

Epic Bancorp (“the Company), formerly San Rafael Bancorp and the holding company for Tamalpais Bank (“the Bank”), reported second quarter and year-to-date earnings and reported record levels of assets, loans, and deposits. In addition, Tamalpais Bank has received a rating of “Outstanding” from Federal regulators for its compliance with the Community Reinvestment Act, Bank officials announced today.

The Company reported net income of $679,000, or $0.18 per diluted share, for the second quarter of 2004 compared to $697,000, or $0.22 per diluted share, for the same period in 2003.  The Company’s net income of $1.44 million, or $0.40 per diluted share, for the six months ended June 30, 2004 compared to $1.38 million, or $0.43 per diluted share, for the same period in 2003.

The number of shares outstanding as of June 30, 2004 increased 16% from December 31, 2003 to 3.65 million due to the capital offering that was concluded in March 2004.  The average number of shares increased 17% for the quarter and 12% over the first half, compared with a year ago.  The increase in shares reduced second quarter earnings per share by 17% and diluted full year earnings per share by 12%.

The increase in capital enabled the Bank’s loan portfolio to grow at a record pace, increasing by $31 million (10%) and $52 million (21%) in the three and six months ending June 30, 2004.  This loan portfolio growth, due to normal provisioning, necessitated increasing the allowance for loan losses by $340,000 and $579,000 in the three and six months ending June 30, 2004, compared to loss provisions of $177,000 and $402,000 in the same periods of 2003.

Nonperforming loans totaled $566,000, consisting of only one loan, as of June 30, 2004 compared to zero nonperforming loans as of the prior quarter end.  There have been no loan charge offs in the first six months of 2004 or in all of 2003.

As previously disclosed, the Bank opened two new branches in the second quarter and began an SBA lending division earlier in the year.  These new operations, while expected to add significant shareholder value in the long term, involve up-front personnel, facility, and equipment expenses, and will reduce earnings until break-even volume can be achieved.  The Bank presently has five branches with locations in central San Rafael, Terra Linda, Greenbrae, Mill Valley, and San Anselmo, and plans additional offices in Marin County in the near future.

The total assets of the Company increased to an all time high of $407 million as of June 30, 2004, up 35% from $302 million in total assets as of December 31, 2003.  For the six months ended June 30, 2004, the Company’s loans grew by $52 million (21%) to $299 million, investment securities increased by $69 million (363%) to $88 million, stockholders’ equity increased by $7 million (52%) to $21 million, and deposits increased by $33 million (15%) to $244 million.

The Company’s net interest income before its provision for loan losses was $3.5 million in the second quarter, a $0.7 million (26%) increase compared to the same period in 2003.  The Company’s net interest income before its provision for loan losses for the six months ended June 30, 2004 was $6.6 million, a $1.3 million (24%) increase compared to the same period in 2003.  The increases in net interest income are primarily attributable to the increased earning asset base.

Total operating expenses for the second quarter of 2004 were $2.1 million, a $600 thousand (42%) increase compared to same period in 2003. Total operating expenses for the six months ended June 30, 2004 were $4.0 million, a $1.3 million (43%) increase compared to the same period in 2003.The increases principally consisted of personnel expenses, professional services expenses, and occupancy costs.  The increase in personnel and occupancy expenses were due to staff and facility additions for the new retail branches, the new SBA lending division, and increased operational support.  The increased professional services expenses were primarily attributable to legal and other fees associated with the capital offering completed in the first quarter and costs associated with listing the Company’s stock on the NASDAQ Small Cap market.

Kit M. Cole commented on the Bank’s Community Reinvestment Act rating.  “We are delighted with our Outstanding CRA rating” said Kit M. Cole, Chairman/CEO of the Company and Co-CEO of the Bank.  “We place a high value on compliance with all banking regulations, however we are especially proud of our Bank’s performance in complying with the Community Reinvestment Act.  Based on data available from the FDIC, we are one of only six banks in the state to receive a rating of “Outstanding” since January 2003.  We received this rating due to a combination of deploying a large amount of our assets in loans, strong originations of multifamily and small business loans in our market area, an excellent distribution of loans in low and moderate income census tracts, robust lending to businesses with revenues under $1 million per year, and our diligent focus on community development investments, services, and lending.”

“We hope to be an example to other banks in the state to show that investing time, energy and funding back into the local community can and should go hand in hand with running a profitable, safe, and sound financial institution.  This achievement is only made possible thanks to our high-caliber team of management and employees and the tremendous support we’ve received from our local community.  Any member of the public is welcome to review our Public Disclosure, Community Reinvestment Act Performance Evaluation, a copy of which is available at each Tamalpais Bank branch.”

In reviewing the most recent quarter and full year results, Mark Garwood, President and Co-CEO of Tamalpais Bank commented “The second quarter was a transitionary period for us.  We strengthened the Bank’s infrastructure by launching two new branches and developing our new SBA division.  In addition, the capital obtained through the capital offering that was completed in the first quarter was deployed in the second quarter.  The new branches, the expanded SBA lending operations, and the additional capital all position the Bank to grow its asset base and increase its profit margins.  At $407 million in assets and $299 million in loans are at all time highs.  The new San Anselmo and Northgate branches are growing faster than anticipated, and we are working diligently to minimize the time it takes our new branches to become profitable.  Loan production from our new SBA division is also ahead of expectations, and should lead to increased interest and non-interest income in the coming quarters.”

Tamalpais Bank, with five branches located in Marin County, had $407 million in assets and $244 million in deposits as of June 30, 2004.  For further information please contact Mark Garwood at (415) 454-1212.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Rafael Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of Tamalpais Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged: (5) other risks detailed in the San Rafael Bancorp filings with the Securities and Exchange Commission.

EPIC BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2004	December 31, 2003	$ Change	% Change
	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$5,423,960	$7,108,858	$(1,684,898)	-23.7%
Federal funds sold	1,206	7,681,259	(7,680,053)	-100.0%
Total Cash and Cash Equivalents	5,425,166	14,790,117	(9,364,951)	-63.3%

Interest-bearing time deposits in other financial institutions	1,376,051	12,844,233	(11,468,182)	-89.3%
Investment securities
Available-for-sale	39,529,538	—	39,529,538	N/A
Held-to-maturity, at cost	48,342,896	18,907,115	29,435,781	155.7%
Federal Home Loan Bank restricted stock, at cost	6,799,000	3,609,300	3,189,700	88.4%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	302,211,668	249,144,433	53,067,235	21.3%
Less: Allowance for loan losses	(3,304,778)	(2,726,078)	(578,700)	21.2%
	298,906,890	246,418,355	52,488,535	21.3%
Bank premises and equipment, net	2,530,355	1,518,231	1,012,124	66.7%
Accrued interest receivable	1,933,084	1,303,658	629,426	48.3%
Other assets	2,525,612	2,519,554	6,058	0.2%
Total Assets	$407,418,592	$301,960,563	$105,458,029	34.9%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	$10,148,467	$9,528,413	$620,054	6.5%
Interest-bearing checking deposits	5,877,921	9,588,911	(3,710,990)	-38.7%
Money market and saving deposits	95,419,577	87,057,662	8,361,915	9.6%
Certificates of deposit greater than or equal to $100,000	33,339,473	28,033,838	5,305,635	18.9%
Certificates of deposit less than $100,000	99,471,258	77,417,310	22,053,948	28.5%
Total Deposits	244,256,696	211,626,134	32,630,562	15.4%
Federal Home Loan Bank Advances	129,257,626	65,101,242	64,156,384	98.5%

Junior Subordinated Debentures	10,310,000	10,310,000	—	0.0%
Accrued interest payable and other liabilities	2,548,844	1,049,088	1,499,756	143.0%
Total Liabilities	386,373,166	288,086,464	98,286,702	34.1%

Commitment and Contingencies

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,647,556 and 3,136,959 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	10,087,734	3,712,516	6,375,218	171.7%
Retained earnings	11,415,557	10,161,583	1,253,974	12.3%
Accumulated other comprehensive income	(457,865)	—	(457,865)	N/A
Total Stockholders’ Equity	21,045,426	13,874,099	7,171,327	51.7%
Total Liabilities and Stockholders’ Equity	$407,418,592	$301,960,563	$105,458,029	34.9%

EPIC BANCORP AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)
For the Three Months Ended June 30, 2004 and 2003

	Three Months Ended June 30,
	2004	2003	$ Change	% Change

Interest Income
Interest and fees on loans	$4,652,849	$3,832,030	$820,819	21.4%
Interest on investment securities	626,698	423,850	202,848	47.9%
Interest on Federal funds sold	12,549	4,460	8,089	181.3%
Interest on other investments	61,225	58,927	2,298	3.9%
Interest on deposits in other financial institutions	16,125	38,169	(22,044)	-57.8%
Total Interest Income	5,369,446	4,357,437	1,012,009	23.2%
Interest Expense
Interest expense on deposits	1,046,153	1,084,649	(38,496)	-3.5%
Interest expense on borrowed funds	715,298	375,205	340,093	90.6%
Interest expense on Junior Subordinated Debentures	128,221	132,140	(3,919)	-3.0%
Total Interest Expense	1,889,672	1,591,994	297,678	18.7%
Net Interest Income Before Provision for Loan Losses	3,479,774	2,765,443	714,331	25.8%
Provision for Loan Losses	339,700	162,500	177,200	109.0%
Net Interest Income After Provision for Loan Losses	3,140,074	2,602,943	537,131	20.6%
Noninterest Income
Gain (Loss) on sale of securities, net	(26,342)	—	(26,342)	N/A
Loan servicing	72,715	20,155	52,560	260.8%
Other income	81,486	57,709	23,777	41.2%
Total Noninterest Income	127,859	77,864	49,996	64.2%
Noninterest Expenses
Salaries and benefits	1,142,823	848,891	293,932	34.6%
Occupancy	238,318	148,885	89,433	60.1%
Advertising	78,806	49,637	29,169	58.8%
Professional	183,146	64,939	118,207	182.0%
Data processing	53,118	40,170	12,948	32.2%
Equipment and depreciation	99,687	70,164	29,523	42.1%
Other administrative	348,108	284,872	63,236	22.2%
Total Noninterest Expense	2,144,005	1,507,558	636,447	42.2%

Income Before Income Taxes	1,123,928	1,173,249	(49,321)	-4.2%
Provision for Income Taxes	445,000	476,500	(31,500)	-6.6%
Net Income	$678,928	$696,749	$(17,821)	-2.6%
Earnings Per Share
Basic	$0.19	$0.22	$(0.03)	-15.4%

Diluted	$0.18	$0.22	$(0.04)	-17.2%

EPIC BANCORP AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)
For the Six Months Ended June 30, 2004 and 2003

	Six Months Ended June 30,
	2004	2003	$ Change	% Change

Interest Income
Interest and fees on loans	$8,997,209	$7,403,117	$1,594,092	22%
Interest on investment securities	791,897	938,502	(146,605)	-16%
Interest on Federal funds sold	40,269	9,806	30,463	311%
Interest on other investments	99,670	108,412	(8,742)	-8%
Interest on deposits in other financial institutions	58,508	97,553	(39,045)	-40%
Total Interest Income	9,987,553	8,557,390	1,430,163	17%
Interest Expense
Interest expense on deposits	1,989,806	2,189,463	(199,657)	-9%
Interest expense on borrowed funds	1,125,843	769,997	355,846	46%
Interest expense on Junior Subordinated Debentures	256,538	263,691	(7,153)	-3%
Total Interest Expense	3,372,187	3,223,151	149,036	5%
Net Interest Income Before Provision for Loan Losses	6,615,366	5,334,239	1,281,127	24%
Provision for Loan Losses	578,700	401,956	176,744	44%
Net Interest Income After Provision for Loan Losses	6,036,666	4,932,283	1,104,383	22%
Noninterest Income
Gain (Loss) on sale of securities, net	(26,342)	—	(26,342)	N/A
Loan servicing	96,765	62,685	34,080	54%
Other income	157,524	101,075	56,449	56%
Total Noninterest Income	227,947	163,760	64,187	39%
Noninterest Expenses
Salaries and benefits	2,269,377	1,624,234	645,143	40%
Occupancy	429,913	264,304	165,609	63%
Advertising	130,060	109,622	20,438	19%
Professional	300,190	119,422	180,768	151%
Data processing	102,958	86,639	16,319	19%
Equipment and depreciation	156,540	128,818	27,722	22%
Other administrative	632,817	475,837	156,980	33%
Total Noninterest Expense	4,021,854	2,808,876	1,212,978	43%

Income Before Income Taxes	2,242,759	2,287,167	(44,408)	-2%
Provision for Income Taxes	806,408	904,072	(97,664)	-11%
Net Income	$1,436,351	$1,383,095	$53,256	4%
Earnings Per Share
Basic	$0.41	$0.44	$(0.03)	-7%

Diluted	$0.40	$0.43	$(0.03)	-7%

EPIC BANCORP AND SUBSIDIARIES

Selected Ratios and Other Data

Unaudited

(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2004	2003	2004	2003
Profitability Ratios:
Return on average assets	0.69%	0.98%	0.95%	1.03%
Return on average equity	13.06%	22.73%	15.10%	23.29%
Net Interest Margin	3.56%	3.96%	3.93%	3.99%
Efficiency ratio	59.4%	53.0%	58.8%	51.1%

Other Information:
Average total assets	$395,747	$285,254	$356,231	$280,193
Average interest earning assets	387,992	277,246	347,011	272,843
Average equity	20,787	12,264	19,025	11,877
Basic earnings per share	0.19	0.22	0.41	0.44
Diluted earnings per share	0.18	0.22	0.40	0.43

	At June 30 2004	At December 31 2003
Share Information:
Book value per share	$5.77	$4.42
Shares outstanding	3,647,556	3,136,959

Asset Quality Information:
Non-performing loans	$566	$—
Other real estate owned	—	—
Allowance for loan losses	3,305	2,726
Non-performing loans / total loans	0.19%	0.00%
Non-performing assets / total assets	0.14%	0.00%
Allowance for loan losses / loans outstanding	1.09%	1.09%
Allowance for loan losses / non-accrual loans	583.88%	N/A

Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	0.00%	7.50%
Tier 1 risk based capital ratio	9.95%	9.09%
Total risk based capital ratio	11.01%	10.18%

EPIC BANCORP AND SUBSIDIARIES

Average Balance Sheets (Unaudited)

	For the Three Months Ended
	6/30/04			6/30/03
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid
Assets
Investment securities - taxable (1)	$84,489	$627	2.98%	$61,399	$424	2.80%
Other investments	8,837	64	2.91%	3,673	59	6.51%
Interest bearing deposits in other financial institutions	1,536	13	3.49%	4,236	38	3.64%
Federal funds sold	5,167	13	0.98%	1,513	4	1.07%
Loans (2)	287,962	4,653	6.50%	206,425	3,831	7.53%
Total Interest Earning Assets	387,992	5,369	5.57%	277,246	4,356	6.37%
Allowance for loan losses	(3,095)			(2,237)
Cash and due from banks	4,573			2,689
Net premises, furniture and equipment	2,301			1,533
Other assets	3,977			6,023
Total Assets	$395,747			$285,254

Liabilities and Shareholders’ Equity
Interest bearing checking	$6,000	9	0.60%	$5,748	13	0.90%
Savings deposits (3)	86,686	309	1.43%	78,181	302	1.53%
Time deposits	124,895	728	2.34%	107,887	769	2.83%
Other borrowings	126,458	715	2.27%	62,427	375	2.38%
Junior Subordinated Debantures	10,310	128	5.00%	10,310	132	5.08%
Total Interest Bearing Liabilities	354,349	1,890	2.12%	264,553	1,591	2.39%
Noninterest deposits	9,780			6,363
Other liabilities	10,831			2,075
Total Liabilities	374,960			272,990
Shareholders’ Equity	20,787			12,264
Total Liabilities and Shareholders’ Equity	$395,747			$285,254

Net interest income		$3,480			$2,765
Net interest spread (4)			3.45%			3.99%
Net interest margin (5)			3.56%			3.96%

(1)          The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(2)          Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(3)          Savings deposits include Money Market accounts.

(4)          Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(5)          Net interest margin is the net yield on average interest earning assets.

EPIC BANCORP AND SUBSIDIARIES

Average Balance Sheets (Unaudited)

	For the Six Months Ended
	6/30/04			6/30/03
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid
Assets
Investment securities - taxable (1)	$52,720	$792	3.02%	$65,579	$939	2.89%
Other investments	6,593	102	3.13%	3,916	108	5.58%
Interest bearing deposits in other financial institutions	5,964	56	1.88%	5,040	98	3.90%
Federal funds sold	8,409	40	0.96%	1,649	10	1.22%
Loans (2)	273,326	8,997	6.62%	196,659	7,402	7.59%
Total Interest Earning Assets	347,011	9,988	5.79%	272,843	8,557	6.32%
Allowance for loan losses	(2,949)			(2,130)
Cash and due from banks	4,586			2,493
Net premises, furniture and equipment	1,980			1,416
Other assets	5,604			5,570
Total Assets	$356,231			$280,193

Liabilities and Shareholders’ Equity
Interest bearing checking	$5,955	19	0.65%	$5,682	26	0.92%
Savings deposits (3)	88,932	629	1.42%	77,476	629	1.64%
Time deposits	114,556	1,342	2.36%	102,359	1,534	3.02%
Other borrowings	98,018	1,126	2.31%	64,505	770	2.41%
Junior Subordinated Debentures	10,310	257	5.00%	10,310	264	5.16%
Total Interest Bearing Liabilities	317,772	3,372	2.13%	260,331	3,223	2.50%
Noninterest deposits	11,233			5,865
Other liabilities	8,202			2,120
Total Liabilities	337,207			268,316
Shareholders’ Equity	19,025			11,877
Total Liabilities and Shareholders’ Equity	$356,231			$280,193

Net interest income		$6,615			$5,334
Net interest spread (4)			3.65%			3.83%
Net interest margin (5)			3.83%			3.94%

(1)          The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(2)          Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(3)          Savings deposits include Money Market accounts.

(4)          Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(5)          Net interest margin is the net yield on average interest earning assets.